UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2006

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On September 14, 2006, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of Cisco Systems, Inc. (the “Company”) awarded year-end incentive payments under the Company’s Fiscal Year 2006 Professional and Leadership Incentive Plan (the “PLI Plan”) to the following individuals who will be identified as named executive officers in the Company’s 2006 annual meeting proxy statement in the following amounts: Charles H. Giancarlo, Senior Vice President, Chief Development Officer, $646,380; Richard J. Justice, Senior Vice President, Worldwide Field Operations, $646,380; Randy Pond, Senior Vice President, Operations, Processes and Systems, $646,380; and Dennis D. Powell, Senior Vice President and Chief Financial Officer, $610,470. These amounts are inclusive of mid-year advances awarded under the PLI Plan and the awards were made upon the Committee’s determination that the Company satisfied the targets for payment of year-end incentives under the PLI Plan. The Committee also awarded these named executive officers additional discretionary year-end cash incentive payments, independent of the PLI Plan, in the following amounts: Charles H. Giancarlo, $500,000; Richard J. Justice, $470,000; Randy Pond, $350,000; and Dennis D. Powell, $450,000.

The Committee also awarded John T. Chambers, President and Chief Executive Officer (and also a named executive officer), a year-end incentive payment of $1,300,000. The year-end incentive payment to Mr. Chambers is determined by the Committee in its discretion, independent of the PLI Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: September 20, 2006	By:	/s/ Dennis Powell
	Name:	Dennis Powell
	Title:	Senior Vice President and
Chief Financial Officer